SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 _____________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): September 13, 2002


                                   SLI, INC.
            ______________________________________________________
              (Exact Name of Registrant as Specified in Charter)



              Oklahoma                   0-25848               73-1412000
   (State or Other Jurisdiction of     (Commission           (IRS Employer
           Incorporation)              File Number)        Identification No.)


     500 Chapman Street, Canton, Massachusetts                    02021
     -----------------------------------------                  ----------
     (Address of principal executive offices)                   (zip code)

      Registrant's telephone number, including area code: (781) 828-2948


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events.

         On September 13, 2002, SLI Inc.(the "Company") announced that the U.S. Bankruptcy Court for the District of Delaware approved the Company's request for $20 million of interim funding under the $35 million debtor-in-possession ("DIP") financing facility provided by a consortium of banks, including lead lender and administrative agent, Fleet National Bank. A copy of the Company's press release announcing the foregoing is attached as
Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits.

(a)    Exhibits:

         Number                     Description

         99.1     Press Release, dated September 13, 2002, of SLI, Inc.




                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SLI, Inc.


                                            By:  /s/ Robert J. Mancini
                                                 -----------------------------
                                            Name:  Robert J. Mancini
                                            Title: Chief Financial Officer





Date:  September 16, 2002


                                                 INDEX TO EXHIBITS

         Number                     Description

         99.1     Press Release, dated September 13, 2002, of SLI, Inc.




                                                                 Exhibit 99.1

                           [LETTERHEAD OF SLI, INC.]


Company Contact:   Frank M. Ward
                   Chairman and CEO
                   (781) 828-2948

Summary:           BANKRUPTCY COURT APPROVES $20 MILLION INTERIM DIP FINANCING

FOR IMMEDIATE RELEASE

CANTON, MASS, September 13, 2002 - SLI Inc. (the "Company") announced today that the U.S. Bankruptcy Court of the District of Delaware (the "Bankruptcy Court") has approved the Company's request for $20 million of interim funding under the $35 million debtor-in-possession ("DIP") financing facility provided by a consortium of banks, including lead lender and administrative agent, Fleet Bank. The facility will be used to fund continuing operations, pay employees, and purchase goods and services during the restructuring period. All suppliers will be paid on existing terms for goods furnished and services provided after the filing date.

As reported on September 9, 2002, the Company announced that in order to facilitate a financial restructuring, the Company and its United States subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Chapter 11 filing does not include the Company's non-United States operations, such as those in Europe, Latin America, or Asia.

The Company's Chairman and Chief Executive Officer Frank Ward said he was pleased with the Bankruptcy Court's approval of essentially all of the "first-day" orders, including the order authorizing the interim DIP financing.

"We anticipate that the combination of DIP financing and cash flow from our businesses will provide adequate funding for our post-petition suppliers and employee obligations and business investments", said Mr. Ward.

Under the terms of the DIP, the Company has agreed to pursue a possible sale of one or more lines of its business.

SLI Inc., based in Canton, MA, is a vertically integrated designer, manufacturer and seller of lighting systems, which are comprised of lamps and fixtures. The Company offers a complete range of lamps (incandescent, fluorescent, compact fluorescent, high intensity discharge, halogen, miniature incandescent, neon, LED and special lamps). They also offer a comprehensive range of fixtures. The Company serves a diverse international customer base and markets, has 35 plants in 11 countries and operates throughout the world. SLI, Inc. is also the #1 global supplier of miniature lighting products for automotive instrumentation.

Statements in this release may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect assumptions and involve risks and uncertainties that may affect the company's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors and risks that may affect the company's future results are the ability of the Company to successfully: conclude financial and operational reorganization of the Company in the Chapter 11 process; continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, noteholders, vendors and suppliers, employees and customers given the Company's financial condition; sell all or parts of the Company; reduce costs and improve cash flow; limit the Company's vulnerability to general adverse economic conditions; sell and market its products worldwide; retain sole source and other limited source supplies; find suitable manufacturers to which the Company can outsource certain of its products; continue to protect its intellectual property; and the Company's ability to manage other uncertainties and risk factors, such as those described from time to time in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 20, 2001 and Quarterly Report on Form 10-Q for the period ended June 30, 2002.

For more information, visit our website: www.sliinc.com.